EXHIBIT 4(H)


                    DEED OF GUARANTEE AND INDEMNITY

DATE:               11 September 2000

PARTIES:            TXU (NO. 8) PTY LTD (ABN 15 085 235 776) and
                    TXU AUSTRALIA HOLDINGS PTY LTD (ABN 97 086 006 859) each having its registered office at Level 17, 452 Flinders Street, Melbourne, Victoria (individually the "GUARANTOR" and collectively the "GUARANTORS")

RECITALS:
               A. Under a Dealer Agreement dated 21 March 2000, the Issuer has agreed with, among others, the Dealers named in that agreement for the issue of MTNs.

               B. Under MTN Deeds Poll dated on or about the same date as this guarantee and indemnity, the Issuer has agreed to the obligations set out in those deeds poll in relation to each MTN issued from time to time ("MTN DEEDS POLL").

               C. In accordance with the terms of the Dealer Agreement and the MTN Deeds Poll, the Issuer proposes to issue MTNs from time to time.

               D.   The Guarantors are wholly owned subsidiaries of the Issuer.

               E. The Guarantors provide this guarantee and indemnity to each person who is from time to time an MTN Holder and the Financial Guarantor.

OPERATIVE PROVISIONS:

1    INTERPRETATION
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               1.1  The following words have these meanings in this guarantee and indemnity unless the contrary intention appears.

                    AUSTRACLEAR means Austraclear Limited (ABN 94 002 060 773).

                    AUSTRACLEAR SYSTEM means the system operated by Austraclear for holding securities and electronic recording and settling of transactions in those securities between members of that system.

                    BENEFICIARY means each of:

                    (a)  each person who is from time to time an MTN Holder; and

                    (b)  the Financial Guarantor.

                    BUSINESS DAY MEANS:

                    (a) a day (other than a Saturday, Sunday or public holiday) on which commercial banks are open for general banking business in the place specified in the Pricing Supplement, or, if no such place is specified, Sydney and Melbourne; and


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                    (b)  if a MTN is to be issued or paid on such Business Day
                         (i) a day on which commercial banks settle payments, in the case of Australian dollars, in Sydney and Melbourne, and, in the case of any other currency, in the principal financial city in the country of that currency and (ii) a day on which the relevant Clearing System for that MTN is operating.

                    CLEARING SYSTEM means:

                    (a)  the Austraclear System;

                    (b) the Euroclear system operated by Morgan Guaranty Trust Company of New York, Brussels office;

                    (c)  Clearstream, Luxembourg; or

                    (d) such other clearing system that is agreed from time to time by the Issuer, the Programme Manager, the Registrar and, as the case may be, either the I&P Agent (Australia) or the I&P Agent (Offshore).

                    CLEARSTREAM, LUXEMBOURG means Clearstream Banking, societe anonyme.

                    CORPORATIONS LAW means the Corporations Law in force in the Commonwealth of Australia.

                    CREDIT WRAPPED MTN DEED POLL means the deed poll so entitled, executed by the Issuer in New South Wales on or about 11 September 2000.

                    DEALER AGREEMENT means the agreement dated 21 March 2000 between TXU Australia Holdings (Partnership) Limited Partnership, the Arranger and Programme Manager, and the Dealers, being the banks and financial institutions set out in schedule 1 to that agreement, in relation to the issue of MTNs and any financial institution appointed as a Dealer in accordance with clause 19.3 of the Dealer Agreement and any supplement to or replacement of it.

                    DENOMINATION means the notional face value of an MTN.

                    DOMESTIC ISSUE means an issue of MTNs which is specified as such in a Pricing Supplement, being an issue offered primarily in the Australian market.

                    EUROCLEAR means the Euroclear System operated by Morgan Guaranty Trust Company of New York, Brussels office.

                    FEE AGREEMENT means any fee agreement entered into by the Issuer with any Financial Guarantor from time to time in relation to any MTNs.

                    FINANCIAL GUARANTOR means, in relation to a Tranche of MTNs, the person specified as such in the Pricing Supplement relating to that Tranche.


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                    GUARANTEED MONEYS means all amounts which at any time for
                    any reason or circumstance in connection with or under any Transaction Document, whether at law, in equity, under statute or otherwise, are payable, are owing but not currently payable, are contingently owing, or remain unpaid by the Issuer to a Beneficiary.

                    I&P AGENT (AUSTRALIA) means any person appointed by the Issuer, with the consent of the Programme Manager and Registrar, to perform issue and paying agency functions with respect to each Series or Tranche of MTNs initially lodged and held through or predominantly through the Austraclear System.

                    I&P AGENT (OFFSHORE) means any person appointed by the Issuer, with the consent of the Programme Manager and Registrar, to perform issue and paying agency functions with respect to each Series or Tranche of Non-Credit Wrapped MTNs initially lodged and held through or predominantly through Euroclear, Clearstream, Luxembourg or such other system as is agreed from time to time by the Issuer, the Programme Manager and the I&P Agent (Offshore).

                    ISSUER means TXU Australia Holdings (Partnership) Limited Partnership being a limited partnership formed and registered under the Partnership Act 1958 (Victoria), in respect of which TXU Australia Holdings (AGP) Pty Ltd (ABN 16 086 014 931) is the general partner and TXU Australia
                    (LP) No. 1 Limited (ARBN 086 406 733) and TXU Australia (LP) No. 2 Limited (ARBN 086 406 724) are the limited partners.

                    ISSUE DATE means the day on which any MTN is or is to be issued.

                    MTN means a medium term debt obligation of the Issuer constituted by, and owing under, either of the MTN Deeds Poll to an MTN Holder, the details of which are recorded in, and evidenced by, inscription in an MTN Register.

                    MTN DEEDS POLL means the Non-Credit Wrapped MTN Deed Poll and the Credit Wrapped MTN Deed Poll and MTN DEED POLL shall be construed accordingly.

                    MTN HOLDER means a person whose name is for the time being entered in the Register as a holder of an MTN or, where an MTN is held jointly by two or more persons, the persons whose names appear in the Register as the joint holders of that MTN and (for the avoidance of doubt) when an MTN is entered into a Clearing System, includes the operator of that system or a nominee for a common depository for one or more Clearing Systems (such operator or nominee for a common depository acting in such capacity as is specified in the rules and regulations of the relevant Clearing System or Systems).

                    MTN REGISTER means any register, including any branch register, of MTN Holders established and maintained by or on behalf of the Issuer in which is entered the names and addresses of MTN Holders whose MTNS are carried on that register, the amount of MTNs held by each MTN Holder and the Tranche, Series and date of issue and transfer of those MTNs, and any other particulars which the Issuer sees fit.


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                    NON-CREDIT WRAPPED MTN DEED POLL means the deed poll so
                    entitled executed by the Issuer in New South Wales on or about 11 September 2000.

                    OFFSHORE ISSUE means an issue of which is specified as such in a Pricing Supplement, as being an offer issued primarily in a market outside Australia.

                    OVERDUE RATE means:

                    (a) where an overdue rate is specified in the Pricing Supplement for an MTN, that rate; and

                    (b) in relation to the Financial Guarantor, the rate specified as the overdue rate (whether described as a "Late Payment Rate" or otherwise) in the Reimbursement Agreement; and

                    (c)  in any other case:

                         (i) the rate, expressed as a yield per cent per annum (rounded upwards if necessary to two decimal places) calculated by the Programme Manager as the average of the buying rates on the BBSW reference rate page of the Reuters monitor system (or any page which replaces that page) by about 10.30 am (Sydney time) on the first day of that period, for MTNs having a tenor of equal or as near as possible to the period for which the interest is payable eliminating from the calculation the highest rate so published if one such rate is higher than all the other such rates, and the lowest rate so published if one such rate is lower than all the other such rates; or

                         (ii) if less than three such rates are so published at
                              that time on such a day the buying rate available to the Programme Manager at about 11.00 am (Sydney time) on that day, as conclusively determined in good faith by the Programme Manager, for bank accepted MTNs having a tenor equal to, or as near as possible to, the period for which interest is payable.

                    PARTNERSHIP means the TXU Australia Holdings (Partnership) Limited Partnership being a limited partnership formed and registered under the Partnership Act 1958 (Victoria).

                    PAYING AGENT means Chase Capital Markets Fiduciary Services Australia Limited (ABN 48 002 916 396) or such other person appointed as a replacement Paying Agent in relation to the MTNs from to time.

                    PAYMENT AGENCY AND REGISTRY AGREEMENT means any agreement under which the Paying Agent is appointed to act as a paying agent and back-up registrar in relation to the MTNs issued under the Credit Wrapped MTN Deed Poll.


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                    PRICING SUPPLEMENT means a pricing supplement prepared and issued in relation to MTNs of a relevant Tranche or Series which has been confirmed in writing by the Issuer and in or substantially in the form of:

                    (a) in the case of MTNs issued under the Non-Credit Wrapped MTN Deed Poll, schedule 6A of the Dealer Agreement; and

                    (b) in the case of MTNs issued under the Credit Wrapped MTN Deed Poll, schedule 6B of the Dealer Agreement.

                    PROGRAMME MANAGER means National Australia Bank Limited (ABN 12 004 044 937).

                    REGISTRAR means:

                    (a) in relation to any Tranche or Series of MTNs which are denominated in Australian Dollars and issued as part of a Domestic Issue, Austraclear Services Limited (ABN 28 003 284 419) or such other person appointed by the Issuer pursuant to the Registry Services Agreement to establish and maintain the relevant Register for such MTNs on the Issuer's behalf from time to time; and

                    (b) in relation to any Tranche or Series of MTNs which are not denominated in Australian Dollars and/or which are issued pursuant to an Offshore Issue, such person appointed by the Issuer with the consent of the Programme Manager to establish and maintain the Register for such MTNs on the Issuer's behalf from time to time, provided that the Registrar must be the same for all MTNs in a Series.

                    REGISTRY SERVICES AGREEMENT means the agreement dated 21 March 2000 entitled "Agency and Registry Services Agreement" entered into between the Issuer and the Registrar and any supplement to or replacement of it.

                    REIMBURSEMENT AGREEMENT means any agreement under which the Financial Guarantor agrees, subject to satisfaction of the conditions precedent to issue the Financial Guarantee and under which the Issuer and the Guarantors agree to reimburse the Financial Guarantor for various amounts.

                    SERIES means an issue of MTNs made up of one or more Tranches all of which MTNs have identical terms except that:

                    (a) the Issue Date and the amount of the first payment of interest may be different in respect of different Tranches of a Series; and

                    (b)  a Series may comprise MTNs in more than one
                         Denomination.

                    TRANCHE means an issue of MTNs all of which MTNs are issued on the same issue date and the terms of which are identical in all respects (except that a Tranche may comprise MTNs in more than one Denomination).


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                    TRANSACTION DOCUMENTS means each of the Non-Credit Wrapped
                    MTN Deed Poll, the Credit Wrapped MTN Deed Poll, each MTN, each Pricing Supplement, each Subscription Agreement, the Payment Agency and Registry Agreement, the Registry Services Agreement, the Reimbursement Agreement and the Fee Agreement.

               1.2  In this deed, unless the contrary intention appears:

                    (a) a reference to this deed or another instrument includes any variation or replacement of any of them;

                    (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

                    (c)  the singular includes the plural and vice versa;

                    (d) the word "person" includes a firm, a body corporate, an unincorporated association or an authority;

                    (e) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

                    (f) an agreement, undertaking representation or warranty in favour of two or more persons (including, without limitation the Guarantors) is for the benefit of them jointly and severally;

                    (g) an obligation, agreement, undertaking, representation or warranty on the part of two or more persons (including, without limitation the Guarantors) binds them jointly and severally;

                    (h) a reference to an accounting term is to be interpreted in accordance with approved accounting standards under the Corporations Law and, if not inconsistent with those accounting standards, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time;

                    (i) a reference to any thing (including, without limitation, the Guaranteed Money and any other amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually.

               1.3 Headings are inserted for convenience and do not affect the interpretation of this guarantee and indemnity.

2    BENEFIT OF GUARANTEE AND INDEMNITY
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               2.1  This guarantee and indemnity is executed as a deed poll.
                    Accordingly, each Beneficiary has the benefit of, and is entitled to enforce, this deed even though it is not a party to, or is not in existence at the time of execution and delivery of, this deed.


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               2.2  Each Beneficiary may enforce its rights under this deed independently from each other Beneficiary.

               2.3 Each Beneficiary is taken to have irrevocably instructed the Issuer that this deed is to be delivered to and held by the Registrar in New South Wales on its behalf.

3    GUARANTEE
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               3.1  The Guarantors unconditionally and irrevocably guarantee payment of the Guaranteed Moneys to the Beneficiaries.

               3.2 If the Issuer does not pay the Guaranteed Money on time and in accordance with the terms and conditions of the relevant Transaction Document, then the Guarantors agree to pay the Guaranteed Moneys to the relevant Beneficiary on demand from that Beneficiary. A demand may be made at any time and from time to time.

               3.3 Notwithstanding the provisions of clauses 3.1 and 3.2, no demand is required and the Guarantors' payment obligations under this deed will become due immediately where the Issuer fails to pay in accordance with the Transaction Documents any amount due to any person who is from time to time the holder of an MTN under the Credit Wrapped MTN Deed Poll.

4    INDEMNITY
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               4.1  The Guarantors unconditionally and irrevocably indemnify each Beneficiary against loss the Beneficiary suffers and undertakes to pay to each Beneficiary an amount equal to the loss that the Beneficiary suffers because:

                    (a) the liability to pay the Guaranteed Money in relation to the relevant Transaction Document is, or always has been, unenforceable in whole or in part as a result of lack of capacity, power or authority or improper exercise of power or authority; or

                    (b) the Guaranteed Money in relation to the relevant Transaction Document is not or has never been recoverable from the Guarantors under clause 3, or from the Issuer because of any other circumstance whatsoever.

                    It is not necessary for a Beneficiary to incur expense or make payment before enforcing any right of indemnity arising under this clause 4.1.

               4.2 The Guarantors as principal debtors agree to pay each Beneficiary on demand a sum equal to the amount of the loss described in clause 4.1.

5    COVENANTS
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                    The Guarantors agree to comply with the covenants relating to them set out in the Credit Wrapped MTN Deed Poll and the Non-Credit Wrapped MTN Deed Poll.


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6    INTEREST
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               6.1  The Guarantors agree to pay accumulated interest at the
                    Overdue Rate on:

                    (a) any amount payable by the Guarantors under this deed, from when it becomes due for payment during the period that it remains unpaid; and

                    (b) that part of the Guaranteed Money on which interest is not payable by the Issuer from when it becomes due for payment by the Guarantors under this deed, during the period that it remains unpaid under this deed.

               6.2 If a liability under this deed becomes merged in a judgment or order, then the Guarantors agree to pay interest to the relevant MTN Holder on the amount of that liability as an independent obligation. This interest accrues from the date the liability becomes due for payment both before and after the judgment or order until it is paid, at a rate that is the higher of the rate payable under the judgment or order and the Overdue Rate.

7    EXTENT OF GUARANTEE AND INDEMNITY
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CONTINUING SECURITY

                    This deed is a continuing security and extends to all of the Guaranteed Moneys and other money payable under this deed. The Guarantors waive any right either of them has of first requiring a Beneficiary to commence proceedings or enforce any other right against the Issuer or any other person before claiming from the Guarantors under this deed.

8    PRESERVATION OF MTN HOLDER'S RIGHTS
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                    The liabilities under this deed of the Guarantors as
                    guarantors, principal debtors or indemnifiers and the rights of the Beneficiaries under this deed are not affected by anything which might otherwise affect them at law or in equity including, without limitation, one or more of the following (whether occurring with or without the consent of a person):

                    (a) a Beneficiary or another person granting time or other indulgence (with or without the imposition of an additional burden) to, compounding or compromising with or wholly or partially releasing the Issuer or another person in any way;

                    (b) laches, acquiescence, delay, acts, omissions or mistakes on the part of a Beneficiary or another person or any two or more of them;

                    (c) changes which from time to time may take place in the membership, name or business of a firm, partnership, committee or association whether by death, retirement, admission or otherwise whether or not either of the Guarantors or another person was a member;


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                    (d)  the death, insolvency or liquidation of any person;

                    (e) a change in the legal capacity, rights or obligations of a person;

                    (f) the fact that a person is a trustee, responsible entity or manager, nominee, joint owner, joint venturer or a member of a partnership, firm or association;

                    (g)  a judgment against the Issuer or another person;

                    (h) the receipt of a dividend after the insolvency or liquidation of any person or the payment of a sum or sums into the account of the Issuer or another person at any time (whether received or paid jointly, jointly and severally or otherwise);

                    (i)  any part of the Guaranteed Moneys being irrecoverable;

                    (j) an assignment of rights in connection with the Guaranteed Moneys;

                    (k) the acceptance of repudiation or other termination in connection with the Guaranteed Moneys;

                    (l) the invalidity or unenforceability of an obligation or liability of a person other than of either Guarantor;

                    (m) invalidity or irregularity in the execution of this guarantee and indemnity by either Guarantor or any deficiency in or irregularity in the exercise of the powers of either Guarantor to enter into or observe its obligations under this deed or of the Issuer (including any partner in the Partnership) to enter into or observe its obligations under an MTN;

                    (n) any obligation of the Issuer being discharged by operation of law.

9    SUSPENSION OF GUARANTOR'S RIGHTS
--------------------------------------------------------------------------------

                    As long as the Guaranteed Moneys or other money payable under this deed remain unpaid, the Guarantors must not without the consent of the Beneficiaries:

                    (a) in reduction of their respective liability under this deed, raise a defence, set-off or counterclaim available to itself or the Issuer against a Beneficiary or claim a set-off or make a counterclaim against that Beneficiary; or

                    (b) make a claim or enforce a right against the Issuer or against its estate or property; or

                    (c) prove in competition with the relevant Beneficiary if a liquidator, provisional liquidator, receiver, administrator or trustee in bankruptcy is appointed in respect of the Issuer whether in respect of an amount paid by either Guarantor under this deed or otherwise.


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10   PAYMENTS
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MANNER OF PAYMENT

               10.1 The Guarantors agree to make all payments under this deed to the relevant Beneficiary. The Guarantors agree to make payments to the relevant Beneficiary under this deed in immediately available funds in the same manner and currency which the Issuer is, or would have been, required to pay under the Transaction Documents.

               10.2 The Guarantors agree to make payments without set-off or counterclaim and free and clear of any withholding or deduction for any taxes, duties, or other charges or withholdings imposed by the Commonwealth of Australia or any state or territory of Australia unless prohibited by law.

TAXES

               10.3 If a law requires either Guarantor to withhold or deduct taxes, duties or other charges or withholdings imposed by the Commonwealth of Australia or any state or territory of Australia from a payment so that a Beneficiary would not actually receive for its own benefit on the due date the full amount provided for under this deed, then:

                    (a) the amount payable is increased so that, after making that deduction and deductions applicable to additional amounts payable under this clause, the relevant Beneficiary is entitled to receive the amount it would have received if no deductions had been required; and

                    (b)  that Guarantor must make the deductions; and

                    (c) that Guarantor must pay the full amount deducted to the relevant authority in accordance with applicable law and deliver the original receipts to the relevant Beneficiary.

               10.4 The Guarantors waive any right which either of them may have in any jurisdiction to pay an amount in a currency other than the currency in which the Guaranteed Moneys or other money payable under this deed is payable.

               10.5 If an amount is due in a currency and a Beneficiary receives payment in another currency, then that Beneficiary may convert the amount received into the due currency at the spot rate at which that Beneficiary is able to purchase the due currency with the amount received at the time of its receipt. The Guarantors satisfy their obligations to pay in the due currency only to the extent of the amount of the due currency purchased after deducting the costs of conversion. The Guarantors acknowledge that it may be necessary for the Beneficiary to convert amounts received through a currency other than the due currency to ascertain the equivalent in the due currency of the amount received.

11   REINSTATEMENT OF BENEFICIARY'S RIGHTS
--------------------------------------------------------------------------------

                    If a claim is made that all or part of a payment, obligation, settlement, transaction, conveyance or transfer in connection with the Guaranteed Moneys or other money payable under this deed is void or voidable (including, but


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                    not limited to, a claim under laws relating to liquidation, administration, insolvency or protection of creditors) and the claim is upheld, conceded or compromised, then:

                    (a) the relevant Beneficiary is entitled immediately as against the Guarantors to the rights in respect of the Guaranteed Moneys to which it would have been entitled if all or that part of that payment, obligation, settlement, transaction, conveyance or transfer had not taken place; and

                    (b) promptly on request from the relevant Beneficiary, the Guarantors agree to do any act and sign any document to restore to the relevant Beneficiary any guarantee held by it from the Guarantors immediately prior to that payment, obligation, settlement, transaction, conveyance or transfer.

12   APPLICATION OF MONEY
--------------------------------------------------------------------------------

                    The Beneficiary may apply money paid by the Issuer or the Guarantors or otherwise towards satisfaction of the Guaranteed Money and other money payable under this deed in the manner it sees fit.

13   MISCELLANEOUS
--------------------------------------------------------------------------------
CERTIFICATE

               13.1 A certificate signed by the Beneficiary about a matter or about a sum payable to that Beneficiary in connection with this deed is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be incorrect.

EXERCISE OF RIGHTS

               13.2 The Beneficiary may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a Beneficiary does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by a Beneficiary to exercise or delay in exercising a right, power or remedy does not prevent its exercise. A Beneficiary is not liable for any loss caused by the lawful exercise, or attempted exercise of, failure to exercise, or delay in exercising the right, power or remedy.

WAIVER AND VARIATION

               13.3 A provision of or a right created under this deed may not be waived or varied except in writing signed by the party or parties to be bound.

SUPERVENING LEGISLATION

               13.4 Any present or future legislation which operates to vary the obligations of the Guarantors in connection with this deed with the result that a Beneficiary's rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.


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APPROVALS AND CONSENT

               13.5 A Beneficiary may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this deed expressly provides otherwise.

REMEDIES CUMULATIVE

               13.6 The rights, powers and remedies provided in this deed are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this deed.

INDEMNITIES

               13.7 Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the Guarantors and survives termination of this deed.

TIME OF THE ESSENCE

               13.8 Time is of the essence of this deed in respect of an
                    obligation of the Guarantors to pay money.

FURTHER ASSURANCES

               13.9 At the request of a Beneficiary the Guarantors must, at their own expense, execute and cause its successors to execute documents and do everything else necessary or appropriate to bind themselves and their respective successors under this deed.

COUNTERPARTS

               13.10 This deed may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

14   NOTICES
--------------------------------------------------------------------------------

               14.1 A notice or other communication in connection with this deed to the MTN Holders, or any one of them, is valid if:

                    (a) made by an advertisement published in The Australian Financial Review or any other newspaper or newspapers circulated in Australia generally; or

                    (b) made by prepaid post or delivery to the address of each MTN Holder or any relevant MTN Holder as shown in the Register at the close of business three Business Days prior to the dispatch of the relevant notice or communication; and

                    (c)  copied to the Financial Guarantor.

               14.2 A notice or other communication in connection with this deed to the Guarantors must be in writing and may be given by prepaid post or delivery to the following address or by facsimile to the following facsimile number:

                    TXU (NO. 8) PTY LTD/TXU AUSTRALIA HOLDINGS PTY LTD

                    Address:  Level 17
                              452 Flinders Lane
                              Melbourne   Vic   3000


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                              Facsimile:  (61 3) 9229 6222

                              Attention: Assistant Treasurer

               14.3 All notices, requests, demands, consents, approvals,
                    agreements or other communications to the Financial Guarantor under this deed must be in writing and left at the address of the Financial Guarantor or sent by prepaid ordinary post (airmail if outside Australia) to the address of the Financial Guarantor or by facsimile to the facsimile number of the Financial Guarantor specified:

                    (a)  in the relevant Information Memorandum; or

                    (b) as otherwise notified to the MTN Holders from time to time.

15   DEPOSIT AND PRODUCTION OF DEED
--------------------------------------------------------------------------------

               15.1 This deed must be deposited with and held by the Registrar
                    ("CUSTODIAN") for so long as any claim made against the Issuer or the Guarantors by any Beneficiary in relation to this deed or any Transaction Document has not been finally adjudicated, settled or discharged.

               15.2 The Guarantors acknowledge the right of every Beneficiary to the production of this deed in accordance with this clause
                    15.

               15.3 Within five Business Days of receipt by the Custodian of a request from a Beneficiary to do so, the Guarantor must procure that the Custodian provides to that Beneficiary (at the Beneficiary's expense):

                    (a) a certified copy of this deed if required in connection with any legal proceeding, claim or action brought by such Beneficiary in relation to its rights under this deed ("RELEVANT PROCEEDING"); or

                    (b) the original of this deed to a court if the Custodian is satisfied that:

                    (i) such document is required in connection with any Relevant Proceeding;

                         (ii) the relevant Beneficiary has taken reasonable
                              steps to ensure that such document will not be lost, damaged or destroyed; and

                         (iii) such document will be returned to the Custodian
                              on request and is capable of being made available in respect of any other legal proceeding, claim or action brought by another Beneficiary in relation to such other Beneficiary's rights under this deed.

                    The Custodian is not liable for any loss or damage suffered by any Beneficiary in relation to the provision by the Custodian of certified copies of, or the original of, this deed in accordance with clause 14.3 including, without limitation, any loss or damage suffered by a Beneficiary who has requested the original of this deed which is at that time produced to a court in connection with a proceeding or action brought by another Beneficiary.

16   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
--------------------------------------------------------------------------------
GOVERNING LAW

               16.1 This deed is governed by the law in force in the State of
                    New South Wales.

JURISDICTION

               16.2 Each Guarantor irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the state of New South Wales and courts of appeal from them. Each Guarantor waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.


EXECUTED as a deed poll in New South Wales

EXECUTION PAGE
--------------------------------------------------------------------------------
SIGNED, SEALED AND DELIVERED  by            )
                                            )
as attorney for TXU (NO. 8) PTY LTD under   )
power of attorney dated                     )
in the presence of:                         )
                                            )
 ........................................    )
Signature of witness                        )
                                            )
 ........................................    )
Name of witness (block letters)             )
                                            )
 ........................................    )       .......................................
Address of witness                          )       By executing this deed the attorney
                                            )       states that the attorney has received
 ........................................    )       no notice of revocation of the power
Occupation of witness                       )       of attorney


SIGNED, SEALED AND DELIVERED  by            )
                     as attorney for        )
TXU AUSTRALIA HOLDINGS PTY LTD under        )
power of attorney                           )
dated                                       )
in the presence of:                         )
                                            )
 ........................................    )
Signature of witness                        )
                                            )
 ........................................    )
Name of witness (block letters)             )
                                            )       .......................................
 ........................................    )       By executing this deed the attorney
Address of witness                          )       states that the attorney has received
                                            )       no notice of revocation of the power
 ........................................    )       of attorney
Occupation of witness

                    ----------------------------------------
                    DATED 11       SEPTEMBER           2000




                              DEED OF GUARANTEE AND
                                   INDEMNITY
                        TXU (NO. 8) (ABN 15 085 235 776)
                                     PTY LTD
                                       AND
                         TXU AUSTRALIA HOLDINGS PTY LTD
                              (ABN 97 086 006 859)
                        (individually the "GUARANTOR" and
                         collectively the "GUARANTORS")




                            MALLESONS STEPHEN JAQUES
                                   Solicitors

                                     Rialto
                               525 Collins Street
                               Melbourne Vic 3000
                           Telephone (61 3) 9643 4000
                              Fax (61 3) 9643 5999
                                DX 101 Melbourne

--------------------------------------------------------------------------------
CONTENTS            DEED OF GUARANTEE AND INDEMNITY
--------------------------------------------------------------------------------
                    1    INTERPRETATION                                        1

                    2    BENEFIT OF GUARANTEE AND INDEMNITY                    6

                    3    GUARANTEE                                             7

                    4    INDEMNITY                                             7

                    5    COVENANTS                                             7

                    6    INTEREST                                              8

                    7    EXTENT OF GUARANTEE AND INDEMNITY                     8

                    8    PRESERVATION OF MTN HOLDER'S RIGHTS                   8

                    9    SUSPENSION OF GUARANTOR'S RIGHTS                      9

                    10   PAYMENTS                                             10

                    11   REINSTATEMENT OF BENEFICIARY'S RIGHTS                10

                    12   APPLICATION OF MONEY                                 11

                    13   MISCELLANEOUS                                        11

                    14   NOTICES                                              12

                    15   DEPOSIT AND PRODUCTION OF DEED                       13

                    16   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS   14